 Exhibit 107

Calculation of Filing Fee Table

424B5

(Form Type)

Tellurian Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rules 457(o) and 457(r)(1)	20,000,000	$1.542	$30,840,000	(2)	0.0001102	$3,398.57
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A			N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts					$30,840,000			$3,398.57
	Total Fees Previously Paid								N/A
	Total Fee Offsets								$3,398.57
	Net Fee Due								$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims	Tellurian Inc.	S-3 ASR	333- 235793	1/3/2020		$3,398.57	(3)	Equity	Common Stock, par value $0.01 per share	20,000,000	$30,840,000
Fees Offset Sources	Tellurian Inc.	424B5	333- 235793		4/28/2020							$4,003.03

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the registration statement on Form S-3ASR (File No. 333-269069) filed on December 30, 2022 (the “current registration statement”).

(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	On April 28, 2020, in connection with a registered direct offering, the registrant filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “April 2020 prospectus supplement”) registering (i) $56,000,000 face amount senior unsecured notes (the “Notes”) to be issued pursuant to an indenture, (ii) warrants to purchase up to 20,000,000 shares of common stock (the “Warrants”), subject to certain adjustments set forth in the Warrants, (iii) the shares of common stock issuable upon conversion of the Notes, and (iv) the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”), and an accompanying prospectus dated April 28, 2020, pursuant to a Registration Statement on Form S-3ASR (File No. 333-235793) filed with the SEC on January 3, 2020 and amended on April 28, 2020. In connection with the filing of the April 2020 prospectus supplement, the registrant made a contemporaneous fee payment in the amount of $11,271.83, of which (i) $4,003.03 related to the Warrants and the Warrant Shares and (ii) pursuant to applicable SEC guidance, $4,003.03 was allocated to the Warrant Shares. As of the date hereof, the registrant has not issued any of the 20,000,000 Warrant Shares registered pursuant to the April 2020 prospectus supplement. The offering of the Warrant Shares pursuant to the April 2020 prospectus supplement was terminated concurrently with the filing of the current registration statement. Pursuant to Rule 457(p) under the Securities Act, the $3,398.57 registration fee for the 20,000,000 shares of common stock to be registered hereunder has been fully offset by $4,003.03 in fees that were previously paid in connection with the Warrant Shares, leaving $604.46 in registration fees to be offset against future registration fees.